Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE: December 11, 2014

TEXTMUNICATION HOLDINGS, INC. ISSUES SPECIAL LETTER TO SHAREHOLDERS

Pleasant Hill, CA, December 11, 2014 Textmunication Holdings, Inc. (OTCQB: TXHD), today sent a letter from CEO Wais Asefi to shareholders detailing the direction the Company is taking to capture significant market share in the Gym, Health & Fitness Clubs in the US, which in 2014 is a $27 Billion market place with over 29,000 businesses and over 41 million members. The following is a copy of the shareholder letter:

Dear Shareholders:

We began providing SMA text advertising in 2009 to small businesses (restaurants, Salons, etc.) and generated an impressive client base of over 500 customers. These customers have paid us between $99$199 per month plus additional SMS messaging fees over their monthly allotment. We have changed our strategy and decided that instead on directing our energy on smaller businesses we will focus on larger chain and franchise businesses in the Gym, Health and Fitness Club market place offering a unique automated solutions to help clubs communicate with their members and increase membership by texting a keyword to a short code, i.e., text “gym” to 87365 for a FREE 7 day workout. In order to entrench ourselves as firmly as possible in this market place we have begun to be an add-on service provided with companies that provide billing solutions to the Gym, Health & Fitness Club market place. We are pleased to announce today that we now have relationships with the following Gym, Health & Fitness Club billing providers: ASF Payment Solutions (www.asfpaymentsolutions.com) with over 2400 Gyms as of 11/30/2014 we have signed up 50 of their clubs and expected to have 1500 by end of 3rd quarter 2015; Club Ready (www.clubready.com) with over 1,000 gyms as of 11/30/2014 we have signed up 10 of their clubs and expected to have 600 by end of 3rd quarter 2015; ABC Financial (www.abcfinancial.com) with over 2,500 Gyms as of 11/30/2014 we have signed up 30 of their clubs and expected to have 1500 by end of 3rd quarter 2015; National Fitness (www.nationalfitness.com) with over 1,500 Gyms as of 11/30/2014 we have signed up 5 of their clubs and expected to have 700 by end of 3rd quarter 2015; Jonas Fitness (www.jonasfitness.com ) with over 3000 clubs as of 11/30/2014 we have signed up 5 of their clubs and expected to have 1200 by end of 3rd quarter 2015.

What we do for health and fitness industry:

SMS Texting

New Sales:

- Leads/Inquiries (e.g., Text gym to 87365 for an 8 day pass)

- Apt reminders (daily sales appointments/automated)

- Referrals/Referral programs

- Gym locator & directions (e.g., find your nearest club Text zip code to 87365)

- Welcome to the club text to new members (combined w/ an offer, guest pass for a friends, personal training, and more)

Inside sales:

- Bring a guest (or more) free day, week or month

- Upgrades

- Retail & juice zone

- Personal training sales

- Membership renewals (automated)

Member Communication & retention:

- Fitness & diet tips

- Class updates

- Event info

- Happy B-day alerts (automated)

- Automated texts delivered to people that have not been in for a workout in 30 days.

Operations:

- Delinquent accounts (automated)

- Cancelled accounts (automated)

- Surveys/feedback

- Expired credit card notifications (automated)

AUTOMATED SMS Lead Generation:

E.g., text yoga to 87365 for 30 days of FREE workouts! Executed through keyword & short code marketing just like on the hit show American Idol. Your club can select a keyword to market such as “WORKOUT“ along with a short code (87365) which allows consumers the ability to redeem a guest pass directly on their cell phones via texts message. Once the consumer opts in they receive an automated response and your club captures and is notified with their information instantly to greet and schedule an appointment.

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AUTOMATED Billing Notification Alerts:

When EFT payment declines our system connected with your CMS and will generate an automated customized text message to the member informing them and providing instructions as to how to update payment.

AUTOMATED New Member Alerts:

Each new member enrolled into your club will receive a custom “welcome to the club” text message which you can then provide an offer, a reminder, a class schedule, or even encourage them to bring a friend!

AUTOMATED Cancellation Alerts:

In the event you have a member cancellation we can generate an automated text message to the member in attempt to save the member and provide alternative options such as freezing.

AUTOMATED Non-Workout Alerts:

To support retention and prevent members which are not working out from cancelling we can automated text message alerts encouraging people to come workout, provide tips, and motivation. For example, if you have a new member that joins and do not come in for 30 days we could automatically send a custom text with encouragement and member benefits.

AUTOMATED B-Day Alerts:

Everybody wants to feel special on their b-days! With this automated feature you can develop loyalty and support retention by setting up an automated b-day greeting and consider combining an offer to generate a sale.

AUTOMATED Appointment Reminders:

Whether it’s personal training or sales appointments let us remind all of the clubs appointments each day via text message.

SMS Marketing Campaign Center:

Have immediate communication & marketing with members, guests, and cancelled members instantly via text message just as they are communicating with each other today! This works on an opt-in and opt-out basis meaning message only going to people that have given consent. A dynamic tool to inform people of promotional offers, specials, club events, tips, announcements, updates, class schedules and more

Our goal is to capture a minimum of at least 50% of the combined 10,400 Gyms the above groups are servicing. Our monthly billing ranges between $99-$199 per club signed up with us plus additional SMS messaging fees. Over the next 24 months our goal is to become an add-on component to the billing features of at least 50% of the Gym billing providers so that we can attract as many as 15,000 Gym, Health & Fitness clubs in the US. We then intend to expand internationally where there are as many as 165,000 Gyms, Health & Fitness clubs as of 2013. In addition, we plan on utilizing the same strategy in the Salon and insurance markets.

Your will be hearing from us shortly.

Thank You,

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Wais Asefi, CEO

About Textmunication Holdings, Inc.

Textmunication is an online mobile marketing platform service that will connect merchants with their customers and allow them to drive loyalty and repeat business in a non-intrusive, value added medium. For merchants it provides a mobile marketing platform where they can always send the most up-to-date offers/discounts/alerts/events schedule, such as happy hours, trivia night, and other campaigns. The consumer can also access specials and promotions that merchants choose to distribute through Textmunication by opting in to keywords designated to the merchants keywords. Allowing consumers to take their information wherever they go and learn about the latest buzz as soon as they are available, providing the consumer events, deals, and messages on their cellphone via SMS messaging, Textmunication is a mobile marketing platform that connects the mass consumer to the content that they crave – anywhere, anytime, through virtually any mobile device for all local events and promotions.

http://textmunication.com

info@textmunication.com

Safe Harbor Statement

Except for the statements of historical fact contained herein, the information presented in this news release constitutes "forward-looking statements" made pursuant to the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on any forward-looking statements in this press release as they reflect Shiner International, Inc.'s current expectations with respect to future events and are subject to risks and uncertainties that may cause actual results to differ materially from those contemplated. Potential risks and uncertainties include, but are not limited to, the risks described in Shiner's filings with the Securities and Exchange Commission. Accordingly, readers should not place undue reliance on forward-looking statements contained in this news release and in any document referred to in this news release.

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